Exhibit 4.15
(Face of Note)
14.75% SENIOR SUBORDINATED PIK ELECTION NOTE DUE 2015
CUSIP
NO.                           $
     TOUSA, INC. promises to pay to or registered assigns, the principal sum of                      Dollars ($) on July 1, 2015.
Interest Payment Dates: January 15 and July 15, commencing January 15, 2008.
Record Dates: January 1 and July 1.

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     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

TOUSA, INC.
By:
Name:
Title:

By:
Name:
Title:

This is one of the
Global Notes referred to in
the within-mentioned Indenture:
WELLS FARGO BANK, NATIONAL
   ASSOCIATION, as Trustee

By:

Authorized Signatory
Dated

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(Back of Note)
14.75% SENIOR SUBORDINATED PIK ELECTION NOTE DUE 2015
     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1),(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);
     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2) (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

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     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. TOUSA, Inc., a Delaware corporation (the “Issuer”), promises to pay interest at 14.75% per annum of which (a) 1% must be paid in cash; and (b) 13.75% shall be paid by the Issuer, at its option, (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of this Note or issuing new Notes (“Payment-in-Kind Interest”) or (iii) a combination thereof. If the Issuer elects to pay Payment-in-Kind Interest, the Issuer shall increase the principal amount of this Note or issue new Notes (“Payment-in-Kind Notes”) in an amount equal to the amount of Payment-in-Kind Interest for the applicable interest period (rounded up to the nearest whole dollar) to the Holder of this Note on the relevant record date. This Note will bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of Payment-in-Kind Interest is made. The Issuer shall elect the form of interest payment with respect to each interest period at least 30 days prior to the beginning of the applicable interest payment date. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election or proper notification of such election to the Trustee, interest will be payable as Payment-in-Kind-Interest on the related interest payment date. The Issuer shall pay interest on this Note from July 31, 2007 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.
     The Issuer will pay interest and Special Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a

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record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 15, 2008. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such interest is payable (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of this Note or issuing new Notes (“Payment-in-Kind Interest”) or (iii) a combination thereof.
     2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent. If any Interest Payment Date for, or the due date for payment of the principal of, the Notes is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of such delay.
     3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of July 31, 2007 (“Indenture”) among the Issuer, the guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.
     5. OPTIONAL REDEMPTION.
     (a) Except as set forth in clauses (c) and (d) of this Section 5, the Notes will not be redeemable at the option of the Issuer prior to July 1, 2012.

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     (b) At any time on or after July 1, 2012, the Issuer may, subject to the terms of the Senior Notes Indenture and its other Senior Debt, redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for the Notes redeemed during the 12-month period commencing on July 1 of the years set forth below and are expressed as a percentage of principal amount:

Year	Redemption
2012	107.375%
2013	103.688%
2014 and thereafter	100.000%
plus, in each case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
     (c) At any time prior to July 1, 2012, the Issuer may, at its own option, redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:
(i)	100% of the principal amount of the Notes to be redeemed, and

(ii)	the sum of the present values of (1) the redemption price of the Notes at July 1, 2012 (as set forth above) and (2) the remaining scheduled payments of interest from the redemption date to July 1, 2012, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
     Any notice to Holders of a redemption pursuant to this clause (c) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (c), shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date (unless clause (2) of the definition of “Comparable Treasury Price” is applicable, in which case, such Officers’ Certificate will be delivered on the redemption date).
     (d) At any time and from time to time prior to July 31, 2010, the Issuer may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 114.75% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the

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Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.
     (e) Any prepayment pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
     6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, or if Payment-in-Kind Notes are issued, a minimum of $1.00 and whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Initial Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1.00, or if Payment-in-Kind Notes are issued or Payment-in-Kind Interest is paid, a minimum of $1.00 and integral multiples of $1.00 (in each case in aggregate principal amount). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     9. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.
     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a Surviving Person of the obligations of the Issuer under the Indenture or of a Subsidiary Guarantor under the Indenture or its Subsidiary Guaranty; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture; secure the Notes, add to the covenants of the Issuer for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer; make any change that does not adversely affect in any material respect the rights of any Holder of the Notes under the Indenture; make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to the consent of such holders of Senior Debt pursuant to Section 9.03 of the Indenture); comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; provide for the issuance of Additional Notes in accordance with the Indenture,

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subject to Section 9.02(f) of the Indenture, make any change to (i) Article 4 (other than Section 4.01 and Section 4.17), Article 5 and Article 6 (other than Section 6.01(a)(i), (ii), (vii) (solely with respect to the Company) and (viii) (solely with respect to the Company) hereof and (ii) Section 1.01 and Section 1.02 to the extent such change is related to Article 4 (other than Section 4.01 and Section 4.17), Article 5 and Article 6, so long as such change is being made to the 2015 Senior Subordinated Notes Indenture, provided, however, that (A) any change intentionally entered into to specifically prejudice, or specifically prejudicial against, the holders of the Notes shall not be permitted without the consent of the holders of the Notes; and (B) any such change shall not become effective until any consideration paid per $1,000 of 2015 Senior Subordinated Notes is also paid with respect to each $1,000 of Notes hereunder. If the consideration is in the form of a right or change to the 2015 Senior Subordinated Notes Indenture, a similar right or change shall be made hereunder and permitted pursuant to this clause (x). No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.
     11. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: (1) failure to make the payment of any interest, including Special Interest, on the Notes issued under the Indenture when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under the Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise; (3) failure to comply with Section 5.01 of the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the preceding clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to the Issuer as provided in Section 6.01(b) of the Indenture; (5) a default under any Debt (other than Non-Recourse Debt) by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million that shall be rendered against the Issuer or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (7) certain events involving bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary; and (8) any Subsidiary Guaranty relating to the Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes. A Default under clause (4) is not an Event of Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Issuer of the Default and similar notice is given pursuant to the 2015 Senior Subordinated Notes Indenture by the holders thereunder, and the Issuer does not cure such Default within the time specified after receipt of such notice. If any Event of Default (other than under clause (7)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable; provided that, in certain circumstances a similar notice of default has been delivered under the 2015 Senior Subordinated Notes Indenture by the holders thereunder. In the case of an Event of Default under clause (7), all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders so long as the 2015 Senior Subordinated Notes become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in clause (5), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in clause (5) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or

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interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.
     The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, including Special Interest, if any) if it determines that withholding the notice is in the interest of the Holders. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     12. TRUSTEE DEALINGS WITH ISSUER. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.
     13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
TOUSA, INC.
4000 Hollywood Blvd.
Suite 500 N
Hollywood, Florida 33021
Attention: Chief Financial Officer

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ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09, 4.13 or 4.17 of the Indenture, check the box below:
☐ Section 4.09     ☐ Section 4.13     ☐ Section 4.17
     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09, 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $
Date:

Your Signature:

(Sign exactly as your name appears on the of this Note)

Soc. Sec. or Tax Identification
No.:

Signature Guarantee:
     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

	Amount of		Principal Amount	Signature of
	decrease in	Amount of increase	of this Global Note	authorized signatory
	Principal Amount	in Principal Amount	following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

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